As filed with the Securities and Exchange Commission on October 15, 2013

Registration No. 333-176930

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 3

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KB Home

See Table of Additional Registrants

(Exact name of each registrant as specified in its charter)

Delaware See Table of Additional Registrants	10990 Wilshire Blvd. Los Angeles, CA 90024 (310) 231-4000	95-3666267 See Table of Additional Registrants
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of principal executive offices of the registrants)	(I.R.S. Employer Identification No.)

William (Tony) Richelieu

Vice President and Corporate Secretary

KB Home

10990 Wilshire Blvd.

Los Angeles, CA 90024

(310) 231-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service for the registrant and each additional registrant)

Copies to:

Michael J. O’Sullivan

Munger, Tolles & Olson LLP

355 South Grand Avenue, 35th Floor

Los Angeles, CA 90071

(213) 683-9100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)(3)	Proposed Maximum Offering Price per Unit (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Debt Securities
Guarantees of Debt Securities(4)
Preferred Stock(5)
Common Stock(5)(6)
Warrants
Stock Purchase Contracts(5)
Stock Purchase Units(5)
Depositary Shares(5)

(1)	Securities registered hereunder may be sold separately, together or in units with other securities registered hereby or other securities.
(2)	An unspecified aggregate initial offering price or amount of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and amounts. In accordance with Rules 456(b) and 457(r), KB Home is deferring payment of all of the registration fee.
(3)	Omitted pursuant to General Instruction II.E. of Form S-3.
(4)	No separate consideration will be received for the guarantees of debt securities.
(5)	In addition to any preferred stock, depositary shares or common stock that may be issued directly under this registration statement, there are being registered hereunder an indeterminate number of shares of preferred stock, depositary shares and common stock as may be issued upon conversion or exchange of debt securities, preferred stock or depositary shares, as the case may be. Separate consideration may or may not be received for any shares of preferred stock, depositary shares or common stock so issued upon conversion or exchange. There are also being registered hereunder an indeterminate number of shares of common stock as may be issued upon settlement of stock purchase contracts or stock purchase units, as the case may be.
(6)	Each share of common stock is associated with a preferred stock purchase right under the Rights Agreement, dated January 22, 2009, between the company and Computershare Shareowner Services LLC (as successor-in-interest to Mellon Investor Services LLC), as rights agent. Such rights are not exercisable and do not trade separately from the common stock until the occurrence of certain events specified in the Rights Agreement.

TABLE OF ADDITIONAL REGISTRANTS (1)

Exact Name of Each Additional Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
KB HOME Coastal Inc.	California	93-1059273

KB HOME DelMarVa LLC	Delaware	26-4740141

KB HOME Florida LLC	Delaware	71-0904760

KB HOME Fort Myers LLC	Delaware	77-0605541

KB HOME Greater Los Angeles Inc.	California	95-6091322

KB HOME Las Vegas Inc.	Nevada	27-1934834

KB HOME Lone Star Inc.	Texas	26-0465714

KB HOME Maryland LLC	Delaware	26-4742692

KB HOME Nevada Inc.	Nevada	88-0291390

KB HOME Orlando LLC	Delaware	71-0904756

KB HOME Phoenix Inc.	Arizona	86-0730212

KB HOME Reno Inc.	Nevada	88-0412510

KB HOME Sacramento Inc.	California	94-1676098

KB HOME South Bay Inc.	California	95-3992523

KB HOME Tampa LLC	Delaware	02-0552664

KB HOME Treasure Coast LLC	Delaware	55-0840558

KB HOME Tucson Inc.	Arizona	86-0944946

KB HOME Virginia Inc.	Delaware	20-2135206

KBSA, Inc.	Texas	74-2776663

(1)	The address, including zip code, and telephone number, including area code, for each of the additional registrants other than KB HOME Lone Star Inc. and KBSA, Inc. is 10990 Wilshire Blvd., Los Angeles, California 90024, (310) 231-4000. The address, including zip code, and telephone number, including area code, for each of KB HOME Lone Star Inc. and KBSA, Inc. is 4800 Fredericksburg Road, San Antonio, Texas 78229, (210) 349-1111.

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 to the Registration Statement on Form S-3 (Registration Statement No. 333-176930) of KB Home and its subsidiary guarantor registrants (the “Registration Statement”) is being filed to: (i) add KBSA, Inc., a Texas corporation, KB HOME Florida LLC, a Delaware limited liability company, KB HOME DelMarVa LLC, a Delaware limited liability company, KB HOME Maryland LLC, a Delaware limited liability company, KB HOME Virginia Inc., a Delaware corporation, KB HOME Phoenix Inc., an Arizona corporation, and KB HOME Tucson Inc., an Arizona corporation (each, a “Subsidiary Guarantor”), all of whom are wholly owned subsidiaries of KB Home, as co–registrants that are, or may potentially be, guarantors of some or all of the debt securities with respect to which offers and sales are registered under the Registration Statement (such guarantees are referred to herein as “Guarantees of Debt Securities”), (ii) add such Guarantees of Debt Securities to the Registration Statement, (iii) update the information in Part II with respect to the addition of each Subsidiary Guarantor, and (iv) file or incorporate by reference additional exhibits to the Registration Statement. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses (other than underwriting compensation) to be incurred by us in connection with the securities registered hereby.

SEC registration fee	$ *
Legal fees	**
Accounting fees	**
Trustees’ fees	**
Printing and engraving expenses	**
Blue sky fees and expenses	**
Miscellaneous	**

*	We are registering an indeterminate amount of securities under this registration statement and in accordance with Rules 456(b) and 457(r), we are deferring payment of the registration fee.
**	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15.	Indemnification of Directors and Officers

Delaware Registrants

We and KB HOME Virginia Inc. are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation—a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

Article 6(d) of our restated certificate of incorporation provides that we will indemnify our directors and officers and may indemnify any other employees or agents to the full extent permitted by the DGCL.

Article 6(c) of our restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors to the full extent permitted by the DGCL.

Section 6.1 of the Bylaws of KB HOME Virginia Inc. provides that the corporation will indemnify its directors, officers and employees and any person serving at the request of the corporation as a director, officer or employee of another entity (each, an “indemnitee”) to the fullest extent permitted by the DGCL, subject to a determination by the board of directors of the corporation that the indemnitee meets the applicable standards of conduct established by the DGCL relating to entitlement to indemnity, and provided further that the corporation shall not indemnify any indemnitee in connection with a proceeding initiated by such indemnitee if such proceeding was not authorized by the board of directors of the corporation (except for suits initiated by the indemnitee against the corporation to enforce indemnification rights). Section 6.2 of the Bylaws of KB HOME Virginia Inc. provides indemnitees with advancement rights in connection with the defense of any proceeding, subject to certain requirements and limitations. Section 6.5 of the Bylaws of KB HOME Virginia Inc. authorizes the board of directors of the corporation to enter into contracts with indemnitees providing for indemnification rights equivalent to or, if the board of directors so determines, greater than, those provided for in the Bylaws.

Article 7 of KB HOME Virginia Inc.’s certificate of incorporation provides that the directors of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except to the extent provided for by applicable law, for (i) breaches of the duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (which section pertains to liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

We have purchased directors’ and officers’ liability insurance policies which insure against certain liabilities incurred by our directors and officers. In addition, we have entered into agreements with each of our directors and executive officers, and certain other senior executives, that provide them with indemnification and advancement of expenses to supplement that provided under our restated certificate of incorporation and insurance policies, subject to certain requirements and limitations.

Each of KB HOME DelMarVa LLC, KB HOME Fort Myers LLC, KB HOME Florida LLC, KB HOME Maryland LLC, KB HOME Orlando LLC, KB HOME Tampa LLC, and KB HOME Treasure Coast LLC (each, a “Delaware Subsidiary”) is a limited liability company organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to the standards and restrictions, if any, as are described in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Each Delaware Subsidiary’s limited liability company agreement provides that its member shall not have any liability whatsoever for the obligations or liabilities of such Delaware Subsidiary, except solely to the extent provided in the Delaware Limited Liability Company Act.

In addition, each Delaware Subsidiary’s limited liability company agreement limits the liability of, and provides indemnity to, (a) its member, any person or other entity that directly or indirectly controls, is controlled by, or is under common control with the member, and any officers, directors, shareholders, partners, employees or authorized agents of its member or of any such person or other entity and (b) any officer, employee or authorized agent of such Delaware Subsidiary or its affiliates ((a) and (b) collectively, “Covered Persons”), in each case for any loss, damage, claim or expense (including, but not limited to, legal fees) incurred by such Covered Person by reason of any act or omission (whether or not constituting negligence) made in good faith on behalf of such Delaware Subsidiary and in a manner reasonably believed to be within the scope of authority conferred by such Delaware Subsidiary’s limited liability company agreement. No Covered Person, other than the member of such Delaware Subsidiary, shall be entitled to limited liability or be indemnified for acts or omissions constituting gross negligence or willful misconduct.

Each Delaware Subsidiary’s agreement further provides that its member shall be entitled to indemnification for any loss, damage, claim or expense (including, but not limited to, legal fees) it incurs by reason of any act or omission made in good faith on such Delaware Subsidiary’s behalf. Each agreement also states that indemnity of such Delaware Subsidiary’s member shall be provided solely out of such Delaware Subsidiary’s available assets.

Each Delaware Subsidiary’s agreement allows it to purchase and maintain insurance as its member deems reasonable on behalf of Covered Persons, and other persons or entities as the member shall determine, against any liability that may be asserted against, or expenses that may be incurred by, any such person or entity in connection with the activities of such Delaware Subsidiary, in each case regardless of whether the agreement would allow for indemnification.

These provisions of each Delaware Subsidiary’s agreement apply to any former member of such Delaware Subsidiary for all acts or omissions made when it was a member to the same extent as if it were still a member.

California Registrants

KB HOME Coastal Inc., KB HOME Greater Los Angeles Inc., KB HOME Sacramento Inc., and KB HOME South Bay Inc. are incorporated under the laws of the State of California. Section 317 of the California Corporations Code provides that a corporation may indemnify directors and officers who are parties or are threatened to be made parties to any proceeding (except actions by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation, and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. With respect to actions by or in the right of the corporation, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged liable to the corporation, unless and only to the extent that the court in which the action is or was pending determines upon application that in view of all circumstances the person is fairly and reasonably entitled to indemnity for expenses. Section 317 of the California Corporations Code provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, shareholders vote, agreement or otherwise.

Article 5 of the Articles of Incorporation of KB HOME Coastal Inc. provides that the corporation’s directors will not be liable to the corporation for monetary damages to the fullest extent permitted by California law.

Article 6 of the Articles of Incorporation of each of KB HOME Coastal Inc. and KB HOME South Bay Inc. provides that such corporation may indemnify its agents for breaches of duty to the corporation and its shareholders in excess of indemnification expressly permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code, and may provide insurance for its agents as set forth in Section 317 of the California Corporations Code.

Article 5 of the Bylaws of KB HOME Coastal Inc. provides that KB HOME Coastal Inc. will indemnify its agents as permitted by Section 317 of the California Corporations Code. Article 5 of the Bylaws of each of KB HOME Greater Los Angeles Inc., KB HOME Sacramento Inc. and KB HOME South Bay Inc. provides that such corporation may indemnify its agents to the fullest extent permitted by the California Corporations Code. Each of these Articles permits the respective corporation to purchase insurance on behalf of its agents against liability asserted against or incurred by the agents in their capacity as such.

Nevada Registrants

KB HOME Las Vegas Inc., KB HOME Nevada Inc., and KB HOME Reno Inc. are incorporated under the laws of the State of Nevada. Nevada Revised Statutes 78.7502 provides that a corporation may indemnify any person who was, is, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation), by reason of the person’s being or having been an officer or director of the corporation or serving or having served at the request of the corporation in certain capacities with respect to another corporation or entity. The person to be indemnified (1) must not be liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of law and (2) must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. With respect to actions by or in the right of the corporation, indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Article VI of the Articles of Incorporation of each of KB HOME Nevada Inc. and KB HOME Reno Inc. provides that none of such corporation’s directors or officers will be personally liable to it or any of its stockholders for damages resulting from breaches of their fiduciary duty involving any act or omission as a director or officer except for (i) acts or omissions involving intentional misconduct, fraud or a knowing violation of law or (ii) the payment of distributions in violation of Nevada Revised Statutes 78.300.

Section 4.15 of the Bylaws of each of KB HOME Nevada Inc. and KB HOME Reno Inc. provides that such corporation may pay expenses incurred by, or satisfy a judgment or fine rendered or levied against, any present or former director or officer in an action brought by a third party for acts committed by such person while a director or officer, provided that such person is determined to have acted in good faith within the scope of what he or she reasonably believed to be his or her employment or authority and in what he or she reasonably believed to be the best interests of such corporation or its stockholders. Indemnification under Section 4.15 of the Bylaws does not extend to actions instituted or maintained in the right of such corporation by a stockholder or holder of a voting trust certificate representing shares of stock of such corporation.

Section 4.19 of the Bylaws of each of KB HOME Nevada Inc. and KB HOME Reno Inc. provides that such corporation may purchase insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of such corporation against liability and expenses incurred by such person in, or arising out of, his or her capacity as such, whether or not such corporation has the authority to indemnify such person for such liability and expenses.

Section 4.17 of the Bylaws of KB HOME Las Vegas Inc. provides that KB HOME Las Vegas Inc. will indemnify directors and officers as permitted by Nevada Revised Statutes Section 78.7502.

Texas Registrants

KB HOME Lone Star Inc. and KBSA, Inc. are incorporated under the laws of the State of Texas. Sections 8.101 and 8.102 of the Texas Business Organizations Code (“TBOC”) provide that an enterprise may indemnify any governing person (which term excludes officers), former governing person, or a delegate who was, is, or is threatened to be made a respondent or defendant in (i) a threatened, pending, or completed action or other proceeding (whether civil, criminal, administrative, arbitrative, or investigative), (ii) an appeal of such an action or proceeding, or (iii) an inquiry or investigation that could lead to such an action or proceeding against judgments and reasonable expenses actually incurred, which expenses include reasonable attorneys’ fees, costs, penalties, settlements, fines, and excises or similar taxes in connection with a proceeding, if that person (x) acted in good faith, (y) reasonably believed, in the case of conduct in that person’s official capacity, that the person’s conduct was in the enterprise’s best interests and, in any other case, that the person’s conduct was not opposed to the enterprise’s best interests, and (z) in the case of a criminal proceeding, had no reasonable cause to believe the person’s conduct was unlawful. With respect to any action in which a person has been found liable to the enterprise or found liable because the person improperly received a personal benefit, indemnification is limited to reasonable expenses actually incurred by that person in connection with the proceeding and will not include a judgment, penalty, fine, excise or similar tax. Indemnification may not be made in relation to a proceeding in which the person has been found liable for willful or intentional misconduct in the performance of the person’s duty to the enterprise, breach of the person’s duty of loyalty owed to the enterprise or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise. To limit indemnification, liability must be established by an order and all appeals of the order must be exhausted or foreclosed by law. Section 8.105 of the TBOC provides that an enterprise may indemnify a person who is not a governing person, including officers, agents or employees, and, in the case of officers, shall indemnify such officers to the same extent that indemnification is required for a governing person.

Sections 8.01 and 8.03 of the Bylaws of KB HOME Lone Star Inc. provide that KB HOME Lone Star Inc. shall indemnify any person who was, is, or is threatened to be made a named defendant or respondent in (i) any threatened, pending, or completed action, suit, or proceeding (whether civil, criminal, administrative, arbitrative, or investigative), (ii) any appeal in such an action, suit, or proceeding, or (iii) any inquiry or investigation that could lead to such an action, suit or proceeding because the person (x) is or was a director of the corporation or (y) while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, manager, partner, member, venturer, proprietor, trustee, employee, agent, or similar functionary of, or as a representative of the corporation at or to, another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted by the TBOC or other applicable law, as may be amended from time to time, and to such further extent as is permitted by law. Section 8.01 of the Bylaws of KB HOME Lone Star Inc. provides that indemnification of a person who is or was an officer shall be made upon the same terms and conditions, in the same manner, and subject to the same limitations, as if such person were a director.

Article Nine of the Articles of Incorporation of KBSA, Inc. and Section 1 of Article 8 of the Bylaws of KBSA, Inc. each provides that KBSA, Inc. shall indemnify its directors and officers from and against all liabilities, costs and expenses incurred by them in such capacities and may purchase and maintain insurance coverage for and on behalf of such persons, in each case as and to the fullest extent permitted by the TBOC, as presently in effect or as may be amended. Section 2 of Article 8 of the Bylaws of KBSA, Inc. further provides that the indemnification right provided for in KBSA, Inc.’s Bylaws shall not be exclusive of any other rights to which any such director or officer may be entitled to under KBSA, Inc.’s Articles of Incorporation or Bylaws, or under any agreement or vote of shareholders, or as a matter of law or otherwise.

Arizona Registrants

KB HOME Phoenix Inc. and KB HOME Tucson Inc. are incorporated under the laws of the State of Arizona. Section 10-851(A) of the Arizona Revised Statutes (“ARS”) permits a corporation to indemnify a current or former director (which term includes an individual who, while a director of a corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another entity) made party to a proceeding against liability incurred in the proceeding if the director’s conduct was in good faith, the director reasonably believed, in the case of conduct in an official capacity, that the conduct was in the corporation’s best interest, and in all other cases, that the conduct was at least not opposed to the corporation’s best interest, and in the case of any criminal proceedings, the director had no reasonable cause to believe the conduct was unlawful. With respect to proceedings by or in the right of the corporation, indemnification is limited to reasonable expenses incurred in connection with the proceeding. Additionally, ARS Section 10-851(A)(2) permits a corporation to indemnify a current or former director made party to a proceeding for conduct for which broader indemnification has been made permissible or obligatory under a provision of the corporation’s articles of incorporation pursuant to ARS Section 10-202(B)(2). Unless limited by a corporation’s articles of incorporation, ARS Section 10-852 requires a corporation to indemnify (i) a director who was the prevailing party (on the merits or otherwise) in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation, against reasonable expenses incurred in connection with the proceeding, and (ii) an outside director against liability, unless a court of competent jurisdiction has determined before payment that the outside director fails to meet the standards described in ARS Section 10-851(A) and does not otherwise determine that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

Notwithstanding the foregoing, ARS Section 10-851(D) provides that a corporation may not indemnify a director (regardless of whether the director is an outside director) in connection with a proceeding in which the director was adjudged liable on the basis that the director improperly received a financial benefit, or a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; provided, however, that a court of competent jurisdiction may determine that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, in which case indemnification under ARS Section 10-851(D) shall be limited to reasonable expenses incurred by the director in connection with the proceeding.

ARS Section 10-856 provides that a corporation may indemnify officers to the same extent as directors and, in the case of officers who are not also directors (or officers who are also directors but who are made a party to a proceeding based on an act or omission solely made as an officer), to the further extent as may be provided in the articles of incorporation, bylaws, a resolution of the board of directors, or contract, subject to certain exceptions and limitations. Further, ARS Section 10-856 provides that officers who are not directors are entitled to mandatory indemnification under ARS Section 10-852 described above to the same extent as directors.

Article VI of the Articles of Incorporation of each of KB HOME Phoenix Inc. and KB HOME Tucson Inc. provide that such corporation shall indemnify any person who incurs expenses by reason of the fact that he or she is or was an officer, director, employee or agent of the corporation in all circumstances in which indemnification is permitted by law.

Indemnification for Liabilities Arising under the Securities Act of 1933

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, then the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 16.	Exhibits

The exhibits to this registration statement are listed in the Exhibit Index that appears immediately following the signature pages of this registration statement. Such Exhibit Index is hereby incorporated in this Item 16 by reference.

Item 17.	Undertakings

(a) Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KB Home certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 15th day of October, 2013.

KB HOME

By:	/s/ JEFF J. KAMINSKI
Jeff J. Kaminski
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, Post-Effective Amendment No. 3 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFFREY T. MEZGER Jeffrey T. Mezger	President, Chief Executive Officer and Director (Principal Executive Officer)	October 15, 2013

/s/ JEFF J. KAMINSKI Jeff J. Kaminski	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 15, 2013

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 15, 2013

* Barbara T. Alexander	Director	October 15, 2013

* Stephen F. Bollenbach	Chairman of the Board	October 15, 2013

* Timothy W. Finchem	Director	October 15, 2013

* Dr. Thomas W. Gilligan	Director	October 15, 2013

* Kenneth M. Jastrow, II	Director	October 15, 2013

* Robert L. Johnson	Director	October 15, 2013

* Melissa Lora	Director	October 15, 2013

Signature	Title	Date

* Michael G. McCaffery	Director	October 15, 2013

* Luis G. Nogales	Director	October 15, 2013

*By:	/s/ JEFF J. KAMINSKI
Jeff J. Kaminski

Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KB HOME Coastal Inc. has duly caused this Post-Effective Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 15, 2013.

KB HOME COASTAL INC.

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

* Stephen J. Ruffner	President and Director (Principal Executive Officer)	October 15, 2013

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	October 15, 2013

/s/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	October 15, 2013

* Cory F. Cohen	Director	October 15, 2013

*By:	/s/ JEFF J. KAMINSKI
Jeff J. Kaminski

Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KB HOME Greater Los Angeles Inc. has duly caused this Post-Effective Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 15, 2013.

KB HOME GREATER LOS ANGELES INC.

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

* Stephen J. Ruffner	President and Director (Principal Executive Officer)	October 15, 2013

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	October 15, 2013

/s/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	October 15, 2013

*By:	/s/ JEFF J. KAMINSKI
Jeff J. Kaminski

Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KB HOME Orlando LLC has duly caused this Post-Effective Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 15, 2013.

KB HOME ORLANDO LLC

By:	KB HOME Florida LLC,
Its sole member

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

* George Glance	President (Principal Executive Officer)	October 15, 2013

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President and Chief Financial Officer (Principal Financial Officer)	October 15, 2013

/s/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	October 15, 2013

*By:	/s/ JEFF J. KAMINSKI
Jeff J. Kaminski

Attorney-in-Fact

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, KB HOME Fort Myers LLC has duly caused this Post-Effective Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 15, 2013.

KB HOME FORT MYERS LLC

By:	KB HOME Florida LLC, Its sole member

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President and Assistant Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey T. Mezger, Chief Executive Officer of KB Home, Brian J. Woram, General Counsel of KB Home, and Jeff J. Kaminski, Chief Financial Officer of KB Home, and, in each case, any of their respective successors at KB Home (in functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ CHRIS RYAN Chris Ryan	President (Principal Executive Officer)	October 15, 2013

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President and Chief Financial Officer (Principal Financial Officer)	October 15, 2013

/s/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	October 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KB HOME Las Vegas Inc. has duly caused this Post-Effective Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 15, 2013.

KB HOME LAS VEGAS INC.

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

* Robert McGibney	President (Principal Executive Officer)	October 15, 2013

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	October 15, 2013

/s/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	October 15, 2013

* James D. Widner	Director	October 15, 2013

*By:	/s/ JEFF J. KAMINSKI
Jeff J. Kaminski

Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KB HOME Nevada Inc. has duly caused this Post-Effective Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 15, 2013.

KB HOME NEVADA INC.

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

* Robert McGibney	President (Principal Executive Officer)	October 15, 2013

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	October 15, 2013

/s/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	October 15, 2013

* James D. Widner	Director	October 15, 2013

*By:	/s/ JEFF J. KAMINSKI
Jeff J. Kaminski

Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KB HOME Reno Inc. has duly caused this Post-Effective Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 15, 2013.

KB HOME RENO INC.

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

* Christopher B. Cady	President and Director (Principal Executive Officer)	October 15, 2013

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	October 15, 2013

/s/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	October 15, 2013

*By:	/s/ JEFF J. KAMINSKI
Jeff J. Kaminski

Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KB HOME Sacramento Inc. has duly caused this Post-Effective Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 15, 2013.

KB HOME SACRAMENTO INC.

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

* Christopher B. Cady	President and Director (Principal Executive Officer)	October 15, 2013

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	October 15, 2013

/s/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	October 15, 2013

*By:	/s/ JEFF J. KAMINSKI
Jeff J. Kaminski

Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KB HOME South Bay Inc. has duly caused this Post-Effective Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 15, 2013.

KB HOME SOUTH BAY INC.

By:	/s/ CHRIS REDER
Chris Reder
Senior Vice President, Finance and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

* Chris G. Apostolopoulos	President and Director (Principal Executive Officer)	October 15, 2013

/s/ CHRIS REDER Chris Reder	Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	October 15, 2013

/s/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	October 15, 2013

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Director	October 15, 2013

*By:	/s/ JEFF J. KAMINSKI
Jeff J. Kaminski

Attorney-in-Fact

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, KB HOME Tampa LLC has duly caused this Post-Effective Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 15, 2013.

KB HOME TAMPA LLC

By:	KB HOME Florida LLC,
Its sole member

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President and Assistant Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey T. Mezger, Chief Executive Officer of KB Home, Brian J. Woram, General Counsel of KB Home, and Jeff J. Kaminski, Chief Financial Officer of KB Home, and, in each case, any of their respective successors at KB Home (in functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Chris Ryan Chris Ryan	President (Principal Executive Officer)	October 15, 2013

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President and Chief Financial Officer (Principal Financial Officer)	October 15, 2013

/s/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	October 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KB HOME Treasure Coast LLC has duly caused this Post-Effective Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 15, 2013.

KB HOME TREASURE COAST LLC

By:	KB HOME Florida LLC,
Its sole member

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

* George Glance	President (Principal Executive Officer)	October 15, 2013

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President and Chief Financial Officer (Principal Financial Officer)	October 15, 2013

/s/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	October 15, 2013

*By:	/s/ JEFF J. KAMINSKI
Jeff J. Kaminski

Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KB HOME Lone Star Inc. has duly caused this Post-Effective Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 15, 2013.

KB HOME LONE STAR INC.

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

* Larry Oglesby	President (Principal Executive Officer)	October 15, 2013

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	October 15, 2013

/s/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	October 15, 2013

* James D. Widner	Director	October 15, 2013

*By:	/s/ JEFF J. KAMINSKI
Jeff J. Kaminski

Attorney-in-Fact

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, KB HOME Florida LLC has duly caused this Post-Effective Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 15, 2013.

KB HOME FLORIDA LLC

By:	KB Home
Its sole member

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Senior Vice President and Chief Accounting Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey T. Mezger, Chief Executive Officer of KB Home, Brian J. Woram, General Counsel of KB Home, and Jeff J. Kaminski, Chief Financial Officer of KB Home, and, in each case, any of their respective successors at KB Home (in functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ VINCE DEPORRE Vince DePorre	President (Principal Executive Officer)	October 15, 2013

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President and Assistant Secretary (Principal Financial Officer)	October 15, 2013

/s/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	October 15, 2013

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, KB HOME DelMarVa LLC has duly caused this Post-Effective Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 15, 2013.

KB HOME DELMARVA LLC

By:	KB Home
Its sole member

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Senior Vice President and Chief Accounting Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey T. Mezger, Chief Executive Officer of KB Home, Brian J. Woram, General Counsel of KB Home, and Jeff J. Kaminski, Chief Financial Officer of KB Home, and, in each case, any of their respective successors at KB Home (in functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ THOMAS DUNN Thomas Dunn	President (Principal Executive Officer)	October 15, 2013

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President and Chief Financial Officer (Principal Financial Officer)	October 15, 2013

/s/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	October 15, 2013

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, KB HOME Maryland LLC has duly caused this Post-Effective Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 15, 2013.

KB HOME MARYLAND LLC

By:	KB HOME DelMarVa LLC
Its sole member

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey T. Mezger, Chief Executive Officer of KB Home, Brian J. Woram, General Counsel of KB Home, and Jeff J. Kaminski, Chief Financial Officer of KB Home, and, in each case, any of their respective successors at KB Home (in functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ THOMAS DUNN Thomas Dunn	President (Principal Executive Officer)	October 15, 2013

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President and Chief Financial Officer (Principal Financial Officer)	October 15, 2013

/s/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	October 15, 2013

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, KB HOME Virginia Inc. has duly caused this Post-Effective Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 15, 2013.

KB HOME VIRGINIA INC.

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey T. Mezger, Chief Executive Officer of KB Home, Brian J. Woram, General Counsel of KB Home, and Jeff J. Kaminski, Chief Financial Officer of KB Home, and, in each case, any of their respective successors at KB Home (in functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ THOMAS DUNN Thomas Dunn	President (Principal Executive Officer)	October 15, 2013

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	October 15, 2013

/s/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	October 15, 2013

/s/ VINCE DEPORRE Vince DePorre	Director	October 15, 2013

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, KBSA, Inc. has duly caused this Post-Effective Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 15, 2013.

KBSA, Inc.

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey T. Mezger, Chief Executive Officer of KB Home, Brian J. Woram, General Counsel of KB Home, and Jeff J. Kaminski, Chief Financial Officer of KB Home, and, in each case, any of their respective successors at KB Home (in functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ LARRY OGLESBY Larry Oglesby	President (Principal Executive Officer)	October 15, 2013

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	October 15, 2013

/s/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	October 15, 2013

/s/ JAMES D. WIDNER James D. Widner	Director	October 15, 2013

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, KB HOME Phoenix Inc. has duly caused this Post-Effective Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 15, 2013.

KB HOME PHOENIX INC.

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey T. Mezger, Chief Executive Officer of KB Home, Brian J. Woram, General Counsel of KB Home, and Jeff J. Kaminski, Chief Financial Officer of KB Home, and, in each case, any of their respective successors at KB Home (in functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ SHAWN CHLARSON Shawn Chlarson	President (Principal Executive Officer)	October 15, 2013

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	October 15, 2013

/s/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	October 15, 2013

/s/ JAMES D. WIDNER James D. Widner	Director	October 15, 2013

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, KB HOME Tucson Inc. has duly caused this Post-Effective Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 15, 2013.

KB HOME TUCSON INC.

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey T. Mezger, Chief Executive Officer of KB Home, Brian J. Woram, General Counsel of KB Home, and Jeff J. Kaminski, Chief Financial Officer of KB Home, and, in each case, any of their respective successors at KB Home (in functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ SHAWN CHLARSON Shawn Chlarson	President (Principal Executive Officer)	October 15, 2013

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	October 15, 2013

/s/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	October 15, 2013

/s/ JAMES D. WIDNER James D. Widner	Director	October 15, 2013

EXHIBIT INDEX

1.1**	Form of Underwriting Agreement relating to securities registered hereby.

4.1	Restated Certificate of Incorporation, as amended (incorporated by reference to KB Home’s Current Report on Form 8-K dated April 7, 2009).

4.2	By-Laws, as amended and restated on April 5, 2007 (incorporated by reference to KB Home’s Quarterly Report on Form 10-Q for the quarter ended February 28, 2007).

4.3	Certificate of Designation of Series A Participating Cumulative Preferred Stock (incorporated by reference to KB Home’s Registration Statement No. 33-30140 on Form S-1).

4.4	Amended Certificate of Designation of Series A Participating Cumulative Preferred Stock (incorporated by reference to KB Home’s Registration Statement No. 001-09195 on Form 8-A/A).

4.5	Senior Indenture, dated as of January 28, 2004, between KB Home, the Guarantors party thereto and U.S. Bank National Association (successor in interest to SunTrust Bank), as Trustee (incorporated by reference to KB Home’s Registration Statement No. 333-114761 on Form S-4).

4.6	First Supplemental Indenture to the Senior Indenture, dated as of January 28, 2004, by and among KB Home, the Guarantors party thereto and U.S. Bank National Association (successor in interest to SunTrust Bank), as Trustee (incorporated by reference to KB Home’s Registration Statement No. 333-114761 on Form S-4).

4.7	Second Supplemental Indenture to the Senior Indenture, dated as of June 30, 2004, by and among KB Home, the Guarantors party thereto and U.S. Bank National Association (successor in interest to SunTrust Bank), as Trustee (incorporated by reference to KB Home’s Registration Statement No. 333-119228 on Form S-4).

4.8	Third Supplemental Indenture to the Senior Indenture, dated as of May 1, 2006, by and among KB Home, the Guarantors party thereto and U.S. Bank National Association (successor in interest to SunTrust Bank), as Trustee (incorporated by reference to KB Home’s Current Report on Form 8-K dated May 1, 2006).

4.9	Fourth Supplemental Indenture to the Senior Indenture, dated as of November 9, 2006, by and between the Company, the Guarantors named therein and U.S. Bank National Association (successor in interest to SunTrust Bank), as Trustee (incorporated by reference to KB Home’s Current Report on Form 8-K dated November 13, 2006).

4.10	Fifth Supplemental Indenture to the Senior Indenture, dated as of August 17, 2007, by and between the Company, the Guarantors named therein and U.S. Bank National Association (successor in interest to SunTrust Bank), as Trustee (incorporated by reference to KB Home’s Current Report on Form 8-K dated August 22, 2007).

4.11	Sixth Supplemental Indenture to the Senior Indenture, dated as of January 30, 2012, by and between the Company, the Guarantors named therein and U.S. Bank National Association (successor in interest to SunTrust Bank), as Trustee (incorporated by reference to KB Home’s Post Effective Amendment No. 1 on Form POSASR dated February 1, 2012).

4.12	Seventh Supplemental Indenture to the Senior Indenture, dated as of January 11, 2013, by and between the Company, the Guarantors named therein and U.S. Bank National Association (successor in interest to SunTrust Bank), as Trustee (incorporated by reference to KB Home’s Current Report on Form 8-K dated January 11, 2013).

4.13	Eighth Supplemental Indenture to the Senior Indenture, dated as of March 12, 2013, by and between the Company, the Guarantors named therein and U.S. Bank National Association (successor in interest to SunTrust Bank), as Trustee (incorporated by reference to KB Home’s Quarterly Report on Form 10-Q dated July 10, 2013).

4.14**	Form of Senior Debt Security.

4.15	Form of Senior Subordinated Indenture (incorporated by reference to KB Home’s Registration Statement No. 333-120458 on Form S-3).

4.16**	Form of Senior Subordinated Debt Security.

4.17	Form of Subordinated Indenture (incorporated by reference to KB Home’s Registration Statement No. 333-120458 on Form S-3).

4.18**	Form of Subordinated Debt Security.

4.19	Form of Certificate for Common Stock (incorporated by reference to KB Home’s Registration Statement No. 333-14977 on Form S-3).

4.20**	Form of Certificate of Designation of Preferred Stock.

4.21**	Form of Certificate for Preferred Stock.

4.22**	Form of Deposit Agreement.

4.23**	Form of Depositary Receipt (to be included as an exhibit to the Deposit Agreement).

4.24**	Form of Purchase Contract Agreement.

4.25**	Form of Pledge Agreement.

4.26	Rights Agreement between KB Home and Computershare Shareowner Services LLC (as successor-in-interest to Mellon Investor Services LLC), as Rights Agent, dated January 22, 2009 (incorporated by reference to KB Home’s Current Report on Form 8-K/A dated January 28, 2009).

4.24**	Form of Warrant Agreement (including form of warrant certificate).

5.1*	Opinion of Munger, Tolles & Olson LLP as to the legality of securities to be issued.

5.2*	Opinion of Munger, Tolles & Olson LLP as to Guarantees of Debt Securities covered by Post-Effective Amendment No. 1 to Form S-3.

5.3*	Opinion of Munger, Tolles & Olson LLP as to Guarantees of Debt Securities covered by Post-Effective Amendment No. 2 to Form S-3.

5.4	Opinion of Munger, Tolles & Olson LLP as to Guarantees of Debt Securities covered by Post-Effective Amendment No. 3 to Form S-3.

12.1*	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to KB Home’s Annual Report on Form 10-K for the year ended November 30, 2012).

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Munger, Tolles & Olson LLP (included in Exhibit 5.4).

24*	Powers of Attorney (included on signature pages or previously filed).

25.1*	Statement of Eligibility and Qualification of U.S. Bank National Association as trustee under the Senior Indenture.

25.2**	Statement of Eligibility and Qualification of the Senior Subordinated Indenture Trustee under the Trust Indenture Act.

25.3**	Statement of Eligibility and Qualification of the Subordinated Indenture Trustee under the Trust Indenture Act.

*	Previously filed.
**	To be filed by amendment or incorporated by reference or, if applicable, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 if there is an offering of the specified securities.